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                           ARTICLES OF INCORPORATION

                                      OF

                             DETAILS CAPITAL CORP.


                               ARTICLE ONE: NAME

     The name of this Corporation is: DETAILS CAPITAL CORP.


                             ARTICLE TWO: PURPOSE

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               ARTICLE THREE: LIMITATION OF DIRECTORS' LIABILITY

      The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                         ARTICLE FOUR: INDEMNIFICATION

     This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess or that otherwise permitted under Section 317 of the California Corporations Code.
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                        ARTICLE FIVE: AUTHORIZED SHARES

     The total number of shares which the Corporation is authorized to issue is 1,000 shares, all of the same class, designated "Common Stock."

                        ARTICLE SIX: AGENT FOR SERVICE

     The name and address in the State of California of the Corporation's initial agent for service of process is K.C. Schaaf, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on November __, 1997.

                                               /s/ Deborah Arcuri
                                              ----------------------------------
                                               Deborah Arcuri
                                               Incorporator


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                           ACTION BY WRITTEN CONSENT
                            OF THE INCORPORATOR OF
                            DETAILS CAPITAL CORP.,
                           a California corporation

     The undersigned, being the Incorporator named in the Articles of Incorporation of DETAILS CAPITAL CORP., a California corporation (the "Corporation"), in accordance with the authority contained in Section 210 of the California Corporations Code, does hereby consent to the adoption of the following recitals and resolutions:

BYLAWS

          WHEREAS, the Incorporator of this Corporation has not as yet adopted Bylaws for the regulation of this Corporation; and

          WHEREAS, there has been presented to the Incorporator a form of Bylaws for the regulation of the affairs of this Corporation; and

          WHEREAS, it is deemed to be in the best interests of this Corporation that said Bylaws be adopted by this Corporation as and for the Bylaws of this Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Bylaws presented to the Incorporator be, and the same hereby are, adopted as and for the Bylaws of this Corporation; and

          RESOLVED FURTHER, that the Incorporator of this Corporation is hereby authorized and directed to execute a certificate of the adoption of said Bylaws and to place a copy thereof, as so certified , in the Book of Minutes of this Corporation, said Bylaws to be kept at the principal office for the transaction of business of this Corporation in accordance with
     Section 213 of the California Corporations Code.

RESIGNATION OF INCORPORATOR AND ELECTION OF DIRECTORS

          WHEREAS, the Incorporator named in the Articles of Incorporation has acted as such only for the purpose of incorporating and organizing the Corporation; and

          WHEREAS, the Incorporator desires to resign as Incorporator effective upon the election of directors.

          NOW, THEREFORE BE IT RESOLVED, that the resignation of the Incorporator of this Corporation be, and it hereby is, accepted, to take effect upon the election of directors.

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          RESOLVED FURTHER, that the Secretary of this Corporation is hereby directed to insert the resignation of the Incorporator in the Minute Book immediately following this action by written consent; and

          RESOLVED FURTHER, that the following persons are hereby elected to the Board of Directors of this Corporation, each such person to serve in accordance with the Bylaws of this Corporation:

                                   Ed Conrad
                                  Steve Zide
                                 Prescott Ashe
                                Bruce McMaster
                              Christopher Behrens

     IN WITNESS WHEREOF, the undersigned has caused this Action to be executed on November 20, 1997.


                                    --------------------------------------------
                                    Deborah Arcuri, Incorporator

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